UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2012, Henry Schein, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders approved, among other things, a proposal to amend Article SIXTH(B) of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to eliminate plurality voting in the election of directors, and instead provide that the Company’s Amended and Restated By-laws, as amended (the “By-laws”), may establish alternative procedures for the election of directors (the “Charter Amendment”).

Article SIXTH(B) of the Certificate of Incorporation previously provided that directors would be elected by the affirmative vote of a plurality of the shares voted at a stockholder meeting; that is, a director nominee who received the highest number of affirmative votes cast would be elected, whether or not such votes constituted a majority including withheld votes. Following approval at the Annual Meeting, the Charter Amendment became effective on May 16, 2012, upon its filing with the Secretary of State of the State of Delaware.

On May 15, 2012, following approval of the Charter Amendment at the Annual Meeting, the Board of Directors of the Company (the “Board”) approved an amendment to the By-Laws (the “By-law Amendment”), effective upon the filing of the Charter Amendment with the Secretary of State, to provide that director nominees in a non-contested election will be elected by a majority vote. Under this provision, each vote will be specifically counted “for” or “against” the director’s election. An affirmative majority of the total number of votes cast “for” a director nominee will now be required for election. Director nominees in contested elections will continue to be elected by plurality vote. An election will be considered contested if there are more nominees for election than positions on the Board to be filled.

In connection with the foregoing, the Board also adopted a director resignation policy consistent with the majority vote standard, so that an incumbent director who does not receive the requisite affirmative majority of the votes cast for his or her re-election will be required to promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating and Governance Committee of the Board would then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board would act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee in making its recommendation and the Board in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board with respect to his or her resignation.

The foregoing description of the Charter Amendment and the By-law Amendment is qualified in its entirety by reference to the Charter Amendment attached hereto as Exhibit 3.1 and the By-law Amendment attached hereto as Exhibit 3.2, each of which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders considered: (1) the election of the thirteen directors of the Company for terms expiring in 2013; (2) a proposal to approve the Charter Amendment; (3) a proposal to consider approval, by non-binding vote, of the 2011 compensation paid to the Company’s Named Executive Officers (as defined in the Company’s Proxy Statement dated April 2, 2012), known as the “say-on-pay” proposal; and (4) the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2012. The voting results at the Annual Meeting, with respect to each of the matters described above, were as follows:

1.	The thirteen directors were elected based upon the following votes:

	For	Withheld	Broker Non-Votes
Stanley M. Bergman	72,498,710	3,522,438	4,804,050
Gerald A. Benjamin	73,407,450	2,613,698	4,804,050
James P. Breslawski	73,409,868	2,611,280	4,804,050
Mark E. Mlotek	73,409,906	2,611,242	4,804,050
Steven Paladino	67,962,844	8,058,304	4,804,050
Barry J. Alperin	73,350,735	2,670,413	4,804,050
Paul Brons	75,277,786	743,362	4,804,050
Donald J. Kabat	74,062,114	1,959,034	4,804,050
Philip A. Laskawy	61,733,623	14,287,525	4,804,050
Karyn Mashima	73,638,817	2,382,331	4,804,050
Norman S. Matthews	75,139,140	882,008	4,804,050
Bradley T. Sheares, Ph.D.	75,229,153	791,995	4,804,050
Louis W. Sullivan, M.D.	74,472,514	1,548,634	4,804,050

2.	The proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
75,936,822	54,257	30,069	4,804,050

3.	The 2011 compensation paid to the Company’s Named Executive Officers, known as the “say-on-pay” proposal, was approved, by non-binding vote, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
73,551,916	2,045,439	423,793	4,804,050

4.	The independent registered public accounting firm for the fiscal year ending December 29, 2012 was ratified based upon the following votes:

For	Against	Abstain
80,151,072	642,089	32,037

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Henry Schein, Inc.

3.2	Amendment to the Amended and Restated By-Laws of Henry Schein, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)

Date: May 16, 2012	By:	/s/ Michael S. Ettinger
Michael S. Ettinger
Senior Vice President and General Counsel